Exhibit 16.1

November 30, 2012

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read GeoPetro Resources Company’s statements included under Item 4.01 of its Form 8-K/A filed on November 30, 2012 and we agree with such statements concerning our firm.

/s/ Hein & Associates LLP

Hein & Associates LLP
Dallas, Texas

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